Exhibit 99.1
SYNOVIS LIFE TECHNOLOGIES, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
(Unaudited)
(in thousands, except share and per share data)

		Pro Forma
As of October 31, 2007	As Reported	Adjustments		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$9,578	$27,625	(1)	$37,203
Short-term investments	44,100	—		44,100
Accounts receivable, net	8,764	(3,670	) (2)	5,094
Inventories	9,982	(5,082	) (2)	4,900
Deferred income tax asset, net	805	(441	) (3)	364
Other current assets	1,111	(169	) (2)	942

Total current assets	74,340	18,263		92,603

Property, plant and equipment, net	10,115	(6,836	) (2)	3,279
Goodwill	7,079	(4,093	) (2)	2,986
Other intangible assets, net	2,467	(197	) (2)	2,270
Deferred income tax asset, net	676	213	(3)	889
Other assets — restricted cash	—	2,950	(1)	2,950

Total assets	$94,677	$10,300		$104,977

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,069	$(1,036	) (2)	$1,033
Accrued expenses	$5,655	$590	(4)	$11,947
		5,702	(3)

Total current liabilities	7,724	5,256		12,980

Total liabilities	7,724	5,256		12,980

Commitments and contingencies

Shareholders’ equity:
Preferred stock	—	—		—
Common stock	124	—		124
Additional paid-in capital	78,347	—		78,347
Retained earnings	8,482	10,974	(5)	13,526
		(5,930	) (3)

Total shareholders’ equity	86,953	5,044		91,997

Total liabilities and shareholders’ equity	$94,677	$10,300		$104,977

SYNOVIS LIFE TECHNOLOGIES, INC.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(Unaudited)
(in thousands, except share and per share data)

		Pro Forma
For the fiscal year ended October 31, 2007	As Reported	Adjustments		Pro Forma

Net revenue	$67,874	$(30,183	) (6)	$37,691
Cost of revenue	36,586	(23,065	) (6)	13,521

Gross margin	31,288	(7,118)		24,170

Operating expenses:
Selling, general and administrative	24,252	(4,970	) (6)	19,282
Research and development	3,753	(1,133	) (6)	2,620

Operating expenses	28,005	(6,103)		21,902

Operating income	3,283	(1,015)		2,268
Interest income	2,092	—		2,092

Income before provision for income taxes	5,375	(1,015)		4,360
Provision for income taxes	1,565	(389)		1,176

Net income from continuing operations	$3,810	$(626)		$3,184
Net income from discontinued operations	$—	$626		$626

Net income	$3,810	$—		$3,810

Basic earnings per share
- Continuing Operations	$0.31			$0.26
- Discontinued Operations	—			0.05

Total	$0.31			$0.31

Diluted earnings per share
- Continuing Operations	$0.30			$0.25
- Discontinued Operations	—			0.05

Total	$0.30			$0.30

Weighted average common shares outstanding
- Basic	12,225			12,225
- Diluted	12,528			12,528

SYNOVIS LIFE TECHNOLOGIES, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(in thousands, except share and per share data)

		Pro Forma
For the fiscal year ended October 31, 2006	As Reported	Adjustments		Pro Forma

Net revenue	$55,835	$(28,092	) (6)	$27,743
Cost of revenue	34,187	(22,679	) (6)	11,508

Gross margin	21,648	(5,413)		16,235

Operating expenses:
Selling, general and administrative	22,444	(4,918	) (6)	17,526
Research and development	3,383	(1,248	) (6)	2,135

Operating expenses	25,827	(6,166)		19,661

Operating income (loss)	(4,179)	753		(3,426)
Interest income	1,337	—		1,337

Income (loss) before provision for (benefit from) income taxes	(2,842)	753		(2,089)
Provision for (benefit from) income taxes	(1,361)	288		(1,073)

Net income (loss) from continuing operations	$(1,481)	$465		$(1,016)
Net income (loss) from discontinued operations	$—	$(465)		$(465)

Net income (loss)	$(1,481)	$—		$(1,481)

Basic earnings (loss) per share
- Continuing Operations	$(0.12)			$(0.08)
- Discontinued Operations	—			(0.04)

Total	$(0.12)			$(0.12)

Diluted earnings (loss) per share
- Continuing Operations	$(0.12)			$(0.08)
- Discontinued Operations	—			(0.04)

Total	$(0.12)			$(0.12)

Weighted average common shares outstanding
- Basic	12,004			12,004
- Diluted	12,004			12,004

SYNOVIS LIFE TECHNOLOGIES, INC.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(Unaudited)
(in thousands, except share and per share data)

		Pro Forma
For the fiscal year ended October 31, 2005	As Reported	Adjustments		Pro Forma

Net revenue	$60,256	$(35,263	) (6)	$24,993
Cost of revenue	38,436	(27,320	) (6)	11,116

Gross margin	21,820	(7,943)		13,877

Operating expenses:
Selling, general and administrative	17,810	(5,098	) (6)	12,712
Research and development	3,839	(1,249	) (6)	2,590
Other	135	—		135

Operating expenses	21,784	(6,347)		15,437

Operating income (loss)	36	(1,596)		(1,560)
Interest income	893	—		893

Income (loss) before provision for (benefit from) income taxes	929	(1,596)		(667)
Provision for (benefit from) income taxes	46	(611)		(565)

Net income (loss) from continuing operations	$883	$(985)		$(102)
Net income (loss) from discontinued operations	$—	$985		$985

Net income (loss)	$883	$—		$883

Basic earnings (loss) per share
- Continuing Operations	$0.07			$(0.01)
- Discontinued Operations	—			0.08

Total	$0.07			$0.07

Diluted earnings (loss) per share
- Continuing Operations	$0.07			$(0.01)
- Discontinued Operations	—			0.08

Total	$0.07			$0.07

Weighted average common shares outstanding
- Basic	11,793			11,793
- Diluted	11,998			11,998

SYNOVIS LIFE TECHNOLOGIES, INC.
NOTES TO PRO FORMA FINANCIAL INFORMATION
(Unaudited)
(in thousands)

(1)	Pro forma adjustments reflect total cash proceeds of $30,575 based on a closing date of October 31, 2007. The cash total reflects a sales price of $29,500 plus a working capital adjustment of $1,075. Of the amount, $27,625 is classified as current cash available for use, with the remaining $2,950 classified as non-current, as it is placed in escrow for a period of eighteen months following the close date.

(2)	Pro forma adjustments reflect the removal of the assets and liabilities of the interventional business.

(3)	Pro forma adjustments reflect the income tax effect of the gain of the sale and the reversal of deferred tax balances related to the interventional business.

(4)	Pro forma adjustment reflects the estimated transaction costs of the sale.

(5)	Pro forma adjustment reflects the pretax gain on the sale of the interventional business.

(6)	Pro forma adjustments reflect elimination of the results of operations of the interventional business.